FIRST RESTATED
                         STARTRONIX INTERNATIONAL, INC.
                            CONSULTING  AGREEMENT

     This First Restated Consulting Agreement (this "Agreement"), made and entered into as of this 15th day of October, 1999 by and between StarTronix International, Inc., a Delaware corporation ("StarTronix") and Joseph Frank Bevacqua ("JFB" or the "Consultant").

                                  RECITALS

     WHEREAS, the Company and Consultant originally entered into a Consulting Agreement dated October 15, 1999 (the "Original Agreement");

     WHEREAS, it was discovered that the Original Agreement contained certain errors, and the Company and Consultant desire for each and every term and condition of this Agreement to replace the terms and conditions of the Original Agreement and that this Agreement shall be treated for all purposes as if it were executed at the time of the Original Agreement;

     WHEREAS, the Company is delinquent in its informational reporting obligations with the SEC and is in need of financial and management consulting services;

     WHEREAS, the parties hereto have previously discussed the terms of a consulting agreement and desire to finalize all discussions between them into this Agreement;

     WHEREAS, the Company wishes to engage the consulting services of Consultant; and

     WHEREAS, Consultant wishes to provide the Company with consulting services.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.     CONSULTING  SERVICES

     The Company hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

     Without limitation to the generality of the foregoing, the Consultant specifically agrees to:

a. Review all of the Company's books and records, sales materials, business plans, financial statements, projections, and all other materials reasonably necessary in the performance of his duties hereunder;

b. Perform limited bookkeeping functions, bank reconciliations, and cash prove-ups for the Company's Chief Financial Officer, who shall be preparing for review and submission all of the Company's 10Q's, 10K's, 8K's, and other filings as required by the Securities Exchange Act of 1934 in order to bring the Company current in its financial reporting obligations;

d. Consultant shall perform said services either at his home, the office of StarTronix, or at the offices of Strabala Ramirez & Associates; and

e. Submit to the Company, when requested, complete and accurate reports of the status of Consultants efforts.

f. Consultant will not perform or be involved in any fund raising activities, funding sources, or any investor capital contributions for the Company at any time. Consultant shall not provide any services the performance of which is prohibited or limited by the Securities and Exchange Commission, the California State Board of Accountancy, or any other regulatory body which may have jurisdiction over the services contemplated hereby.

2.     TERM  OF  AGREEMENT

     This Agreement shall be in full force and effect as of the date hereof until January 31, 2000 or unless earlier terminated in writing by both parties.
                                                     ----------
StarTronix shall have the right to terminate this Agreement in the event of the death or assignment for the benefit of creditors of the Consultant, or on thirty
(30) days notice to Consultant, with or without cause. Consultant shall have the right to terminate this Agreement at any time, with or without cause.

3.     COMPENSATION  TO  CONSULTANT

     The  Company  shall  compensate  Consultant  as  follows:

a.     The  sum  of  $1,000  per  month, payable on the first day of each month;

b. In addition to the consideration set forth above, upon completion of the services set forth in Section 1(b) of this Agreement, Consultant shall receive an aggregate of 200,000 shares of "restricted" common stock of the Company (the "Shares"). The Shares shall be registered on a Form S-8 Registration Statement as soon as reasonably practicable in the discretion of the Company.

(1) The Shares shall be issued by the Company and delivered to Robert Whalen of Stradling, Yocca, Carlson & Rauth for delivery to Consultant and his wife, Helen May, within fourteen (14) days of the completion of the services set forth in Section 1(b) of this Agreement.

(2) The Shares shall be subject to a right of first refusal by the Company to purchase the Shares from Consultant and his wife within 5 business days of the receipt of notice at the higher of the market price on the date of notice or the price another purchaser is willing to pay for the Shares.

(3) The agreed upon value of consideration for the Shares, set as of May 1, 1999, was $6,000.00.

4.     REPRESENTATIONS  AND  WARRANTIES  OF  CONSULTANT

     Consultant  represents  and  warrants  to and agrees with the Company that:

a. This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally; and

b. The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultants's current employment.

5.     REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY

     The Company hereby represents, warrants, covenants to and agrees with Consultant that:

a. This Agreement has been duly authorized, and executed by the Company. This Agreement constitutes the valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b. During the course and in the context of any discussions with potential investors or funding sources, the Company will not make any untrue statements of material fact or omit to state a material fact necessary in order to make any statement, in light of the circumstances under which it is made, not misleading.

c. There is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency or body which might result in a material adverse change in the financial condition of the Company. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, any statute, indenture, mortgage or other material Agreement or instrument to which the Company is a party, or violate any order, applicable to the Company, or governmental agency having jurisdiction over the Company or over any of its property.

d. The parties hereto agree that the Company shall be responsible for any and all costs and expenses reasonably incurred by Consultant in performing his duties hereunder, including but not limited to legal fees, printing costs, fees paid to third-party professionals, etc. No expense to be reimbursed by the Company shall be incurred by Consultant without the prior approval of the Company.

6.     INDEPENDENT  CONTRACTOR

     Both the Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of the Company. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.     NOTICES

     Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered or sent via facsimile, or Forty-Eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If  to  the  Company:

StarTronix  International,  Inc.
7700  Irvine  Center  Drive,  Suite  510
Irvine,  CA  92618
Attn:  Greg  Gilbert,  President
Facsimile  (949)  646-7997

with  a  copy  to:

Cutler  Law  Group
610  Newport  Center  Drive,  Suite  800
Newport  Beach,  CA  92660
Attn:  M.  Richard  Cutler,  Esq.
Facsimile  No:  949-719-1988

If  to  Consultant:

Joseph  Frank  Bevacqua
8811  Coast  Highway,  Suite  218
Laguna  Beach,  CA  92651
Facsimile  No.:  (____)  _____________

8.     ASSIGNMENT

     This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest. This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

9.     CHOICE  OF  LAW  AND  VENUE

     This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of California, County of Orange.

10.     NONDISCLOSURE

     Each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.

11.     ENTIRE  AGREEMENT

     Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

12.     SEVERABILITY

     If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

13.     CAPTIONS

     The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

14.     COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

15.     MODIFICATION

     No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

16.     ATTORNEYS  FEES

     Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


"STARTRONIX"                                   "CONSULTANT"

STARTRONIX  INTERNATIONAL,  INC.               JOSEPH  FRANK  BEVACQUA

/s/ Greg Gilbert                               /s/ Joseph Frank Bevacqua
________________________________               ___________________________
By:     Greg  Gilbert
Its:     President